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                                                                   Exhibit 10.36

                                                      EMPLOYMENT AGREEMENT dated
                                     as of August 22, 2001, between PACER
                                     INTERNATIONAL, INC.,a Tennessee corporation
                                     (the "Company"), and MICHAEL F. KILLEA (the
                                           -------
                                     "Executive").
                                      ---------

     The Company and the Executive are entering into this Agreement to set forth the terms of the Executive's employment with the Company. Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:

     Section 26. Duties. On the terms and subject to the conditions contained in
                 ------
this Agreement, the Executive will be employed by the Company as Executive Vice President and General Counsel, primarily responsible as the chief legal officer of the Company for all legal matters affecting the Company and its subsidiaries. The Executive's principal office will be located in the city of Jacksonville, Florida. The Executive shall perform such duties and services on behalf of the Company and its Affiliates (as defined in Section 49(b) below) consistent with such position(s) as may reasonably be assigned to the Executive from time to time by the Company's Board of Directors (the "Board"), or the more senior
                                               -----
officers of the Company; provided, however, that nothing contained in this
                         --------  -------
Agreement shall be deemed or interpreted to require the Executive to take any action or omit to take any action, whether or not lawful, that could reasonably be expected to violate or conflict with the professional and ethical obligations applicable to the Executive in those states in which he is admitted to practice law.

     Section 27. Term. The Executive's employment hereunder shall be for the
                 ----
period (the "Employment Period") commencing on the date hereof (the
             -----------------
"Commencement Date") and ending on the effective date of the termination of such
 -----------------
employment pursuant to and in accordance with the applicable provisions of this Agreement. Upon such termination of the Executive's employment hereunder, the Executive (or, if applicable, the Executive's beneficiaries or estate) shall be entitled to those rights and benefits provided in Section 33(a) or Section 33(b), as applicable to such termination.

     Section 28. Time to be Devoted to Employment. During the Employment Period,
                 --------------------------------
the Executive will devote substantially all of the Executive's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its Affiliates. The Executive will not engage in any other business or activity which, in the reasonable judgment of the Board, would conflict or interfere in any material respect with the Executive's performance of his duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 29. Base Salary; Bonus; Benefits.
                 ----------------------------

       (a) During the Employment Period, the Company (or any of its Affiliates) shall pay the Executive a minimum annual base salary (the "Base Salary") of
                                                           -----------
$275,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company with

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respect to the payment of regular compensation to its executive officers. The
Base Salary may be increased from time to time in the sole discretion of the Board. The Executive will also be entitled to vacation under the Company's policy, but in any event no less than four (4) weeks vacation per year occurring during the Employment Period. Such vacation shall accrue and may be taken in accordance with the Company's policy in effect from time to time with respect to its executive officers generally, subject to the Company's right at any time and from time to time to amend, modify, change or terminate such vacation policy in any respect. The Executive will also be entitled to such other benefits as may be made available to other executive officers of the Company generally, including participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect, as well as the use of a vehicle provided by the Company or its Affiliate or an equivalent monthly car allowance in accordance with the Company's policy for similarly situated executive officers, in each case subject to the Company's right at any time and from time to time to amend, modify, change or terminate in any respect any of its employee and other benefit plans, policies, or programs. In addition, the Company at its sole cost and expense shall provide the Executive with reasonable and customary legal malpractice insurance coverage.

         (b) During the Employment Period, the Executive shall be entitled to participate in the Company's performance bonus plan or program as in effect from time to time with respect to the Company's similarly situated executives (the "Bonus Plan"), and to receive such performance bonus thereunder (if any) with
 ----------
respect to each fiscal year of the Company occurring during the Employment Period, commencing with the fiscal year ending in December 2002, subject in all cases to the terms and conditions of this Agreement and such Bonus Plan. The amount of such performance bonus, if any, that may be awarded and payable to the Executive hereunder with respect to any such fiscal year shall range up to fifty percent (50%) of the Base Salary in effect for such fiscal year as determined by the Board in its sole discretion based on and to the extent of the achievement or satisfaction of such targets, goals and conditions as may be provided in such Bonus Plan for such fiscal year, and as the Board may otherwise determine (which may include business, financial, operating and/or other performance measures applicable to the Company and/or its Affiliates as well as individual performance criteria determined by the Board) (provided that to the extent the achievement or satisfaction of any or all of the maximum specified targets, goals and conditions is exceeded, the Company may, in the sole discretion of the Board, increase such performance bonus award to an amount greater than such stated maximum percentage of the Base Salary). The performance bonus awarded and payable to the Executive under such Bonus Plan with respect to any such fiscal year (including any pro rated amount payable pursuant to the following provisions of this Section 29(b)) shall be paid at such time or times and in such manner as performance bonuses are paid to the other executive officers of the Company generally. The Executive's rights to participate in, and to receive a performance bonus under, the Company's Bonus Plan in effect for any given fiscal year shall be subject to the Company's right at any time and from time to time to amend, modify, change or terminate such Bonus Plan in any respect. In addition to the foregoing rights to participate in the Company's Bonus Plan with respect to each such fiscal year occurring during the Employment Period, the Executive shall be entitled to receive a guaranteed bonus in the amount of $49,700 with respect to the current fiscal year of the Company ending in December 2001, subject to the further terms and conditions of this Section 29(b) (including the pro ration thereof, if applicable). If the Executive's employment with the Company is terminated for any reason other than without "cause" pursuant to Section 32(b) below, neither the Company nor any of its Affiliates will be obligated to pay the Executive any bonus

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with respect to the fiscal year of the Company in which such termination occurred or thereafter. If the Executive's employment with the Company is terminated without "cause" pursuant to Section 32(b) below, the Executive will be entitled to receive that portion of the bonus payable for the fiscal year of the Company during which such termination occurs pro rated through the date of such termination based on the number of days elapsed through the termination date over 365 days.

     Section 30. Reimbursement of Expenses. During the Employment Period, the
                 -------------------------
Company shall reimburse the Executive in accordance with Company policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Executive for or on behalf of the Company in connection with the performance of the Executive's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company. In addition, the Company shall reimburse the Executive for periodic professional licensing fees due and payable by the Executive to maintain licenses to practice law in the States of New York and Florida, as well as the reasonable costs and expenses incurred by the Executive in satisfying the applicable continuing legal education requirements in such states and reasonable bar association membership fees and dues, it being understood and agreed that the Executive will use reasonable efforts to minimize such expenses.

     Section 31. Disability or Death. If, during the Employment Period, the
                 -------------------
Executive is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render the Executive mentally or
                 ----------
physically incapable of performing the services required to be performed by the Executive under this Agreement for any period of 90 consecutive days or for an aggregate of 180 days in any period of 360 consecutive days, the Company may, at any time thereafter, at its option, terminate the Executive's employment under this Agreement immediately upon giving the Executive written notice to that effect. In the event of the Executive's death, the Executive's employment will be deemed terminated as of the date of death.

     Section 32. Termination.
                 -----------

           (a) The Company may terminate the Executive's employment hereunder at any time for "cause" by giving the Executive written notice of such termination, containing reasonable specificity of the grounds therefor. For purposes of this Agreement, "cause" shall mean (i) willful misconduct with respect to the business and affairs of the Company or any of its Affiliates,
(ii) willful neglect of the Executive's duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the Executive reports, including the violation of any material policy of the Company or of any of its Affiliates that is applicable to the Executive, (iii) the material breach of any provision of this Agreement or any other written agreement between the Executive and the Company or any of its Affiliates and, if such breach is capable of being cured, the Executive's failure to cure such breach within 30 days of receipt of written notice thereof from the Company,
(iv) the Executive's commission of a felony, (v) the Executive's commission of an act of fraud or financial dishonesty with respect to the Company or any of its Affiliates or (vi) any conviction of the Executive for a crime involving moral turpitude or fraud. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving of the notice contemplated hereby.

           (b) The Company may terminate the Executive's employment hereunder at any time without "cause" by giving the Executive written notice of such termination, which termination

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shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of the notice. The relocation of the Executive's principal office outside the city of Jacksonville, Florida, without his consent (in his sole discretion), shall be deemed to be a termination of the Executive's employment hereunder without "cause."

         (c) The Executive may terminate his employment hereunder at any time for any or no reason by giving the Company written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the day on which such notice is delivered to the Company (determined pursuant to Section 41(b) below).

   Section 33. Effect of Termination.
               ---------------------

         (a) Upon the effective date of a termination of the Executive's employment under this Agreement for any reason other than a termination by the Company without cause pursuant to Section 7(b), neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its Affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination (or such earlier period as may be required by applicable law):

                 (i) the unpaid portion of the Base Salary provided for in
     Section 4, computed on a pro rata basis to the effective date of such termination;

                (ii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed, as provided in Section 5; and

               (iii) the unpaid portion of any amounts earned by the Executive prior to the effective date of such termination pursuant to any employee benefit plan or program in which the Executive participated during the Employment Period (including any accrued and unused or unpaid vacation benefits in accordance with the Company's policy in effect at the effective time of such termination); provided, however, that the Executive shall not
                                --------  -------
     be entitled to receive any benefits under any such employee benefit plan or program that have accrued during any period if the terms of such plan or program require that the beneficiary be employed by the Company as of the end of any period ending on or after the effective date of such termination.

         (b) Upon termination of the Executive's employment under this Agreement by the Company without cause pursuant to Section 7(b), neither the Executive nor the Executive's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its Affiliates arising out of this Agreement, except the right to receive, within 30 days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder (or in each case such earlier period as may be required by applicable law):

                 (i)   the payments, if any, referred to in Section 8(a) above;

                (ii) provided that the Executive is not in breach of any provision of this Agreement surviving such termination and does not engage in any activity or conduct

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     proscribed by Section 34 or Section 35 (regardless of the extent to which such Section may be enforced under applicable law), continued payment of an annual amount equal to the Base Salary as in effect immediately prior to the effective date of such termination for a period of twelve (12) months following the effective date of such termination (the "Severance Period"),
                                                            ----------------
     payable during the Severance Period in such manner as the Base Salary would have been payable pursuant to Section 29(a) but for such termination, and the continued use of a vehicle provided by the Company or its Affiliate or an equivalent monthly car allowance in accordance with the Company's policy for similarly situated executive officers during the Severance Period; and

               (iii) provided that the Executive is not in breach of any provision of this Agreement surviving such termination and does not engage in any activity or conduct proscribed by Section 34 or Section 35 (regardless of the extent to which such Section may be enforced under applicable law), the payment of any pro rata bonus (or portion thereof), if any, awarded and payable to the Executive pursuant to and in accordance with Section 29(b) with respect to the fiscal year in which such termination occurs, to be paid when and as provided in such Section 29(b); and

                (iv) provided that the Executive is not in breach of any provision of this Agreement surviving such termination and does not engage in any activity or conduct proscribed by Section 34 or Section 35 (regardless of the extent to which such Section may be enforced under applicable law), continued use of the receipt of the monthly participation in the Company's group health insurance plans for a period of eighteen (18) months following the effective date of such termination, so long as the Executive has timely made all necessary elections under COBRA to continue such coverage, at the Company's cost (including the payment by the Company of the premium contributions that would otherwise be payable by the Executive, but subject to the payment by the Executive of all co-payments, deductibles and other fees, charges and costs payable thereunder by participants generally).

         (c) Without limiting any other provision of this Agreement, if the Executive dies on or after the effective date of the termination of the Executive's employment hereunder, the Executive's heirs, beneficiaries or estate, as their respective interests may appear (but without duplication), shall be entitled to receive or continue to receive those benefits that would otherwise have been due and payable to the Executive pursuant to Section 33(a) above or Section 33(b) above, as applicable.

         (d) In addition to, and not by way of limitation of, any other provision of this Agreement, upon the effective date of the termination of the Executive's employment hereunder, the Executive shall surrender and deliver to the Company (i) all credit cards and charge cards of or belonging to or issued in the name of the Company or any of its Affiliates, (ii) all membership cards for memberships maintained by or in the name of the Company or any of its Affiliates, (iii) all documents, records, and files (including all copies thereof, regardless of the form or media in which the same exist or are stored) in the Executive's possession and belonging or relating to the Company or any of its Affiliates (except that the Executive may retain one copy thereof for personal archive purposes, subject to the other terms and conditions of this Agreement, including Section 34), and (iv) any and all other personal property in the Executive's possession belonging

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to the Company or any of its Affiliates.

    Section 34. Disclosure of Information.
                -------------------------

         (a) From and after the date hereof, the Executive shall not at any time disclose, divulge, furnish or make accessible to any Person any Confidential Information (as hereinafter defined) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever (provided that nothing contained herein shall be deemed to prohibit or restrict the Executive's right or ability to disclose, divulge, furnish or make accessible any Confidential Information (i) to any officer, director, employee, Affiliate or representative of the Company, or (ii) to any other Person as required in connection with the performance of the Executive's duties under and in compliance with this Agreement, or as required by law or judicial process), nor shall the Executive make use of any Confidential Information for the Executive's own purposes or benefit or for the purposes or benefit of any other Person except the Company and its Affiliates. The covenant contained in this
Section 9 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

         (b)    For purposes of this Agreement, the term "Confidential
                                                         ------------
Information" means (i) the Intellectual Property Rights (as hereinafter defined)
-----------
of the Company and its Affiliates and (ii) all other information of a proprietary or confidential nature relating to the Company or any Affiliate thereof, or the business or assets of the Company or any such Affiliate, including: books and records; agent and independent contractor lists and related information; customer lists and related information; vendor lists and related information; supplier lists and related information; employee and personnel lists, policies and related information; contract terms and conditions (including those with customers, suppliers, vendors, independent contractors and agents, and present and former employees); terms and conditions of permits, orders, judgments and decrees; wholesale, retail and distribution channels; pricing information, cost information, and pricing and cost structures and strategies; marketing, product development and business development plans and strategies; management reports; financial statements, reports, schedules and other information; accounting policies, practices and related information; business plans, strategic plans and initiatives, forecasts, budgets and projections; and shareholder, board of directors and committee meeting minutes and related information; provided, however, that Confidential Information shall
                         --------  -------
not include (A) information that is generally available to the public on the date hereof, or which becomes generally available to the public after the date hereof without action by the Executive in breach or violation of this Agreement, or (B) information that the Executive receives from a third party who does not have any obligation to the Company or any of its Affiliates to keep such information confidential and which the Executive does not know (or reasonably could not have known) is confidential to the Company or any of its Affiliates.

         (c)    As used herein, the term "Intellectual Property Rights" means
                                          ----------------------------
all industrial and intellectual property rights, including the following (whether patentable or not): patents, patent applications, and patent rights; trademarks, trademark applications, trade names; service marks and service mark applications; trade dress, logos and designs, and the goodwill associated with the foregoing; copyrights and copyright applications; certificates of public convenience and necessity, franchises and licenses; trade secrets, know-how, proprietary processes and formulae, inventions, improvements, devices and discoveries; development tools; marketing materials; instructions; Confidential Information; and all documentation and media constituting, describing

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or relating to the foregoing, including manuals, memoranda and records.

    Section 35. Noncompetition Covenant.
                -----------------------

         (a) The Executive acknowledges and agrees that he will receive significant and substantial benefits from his employment with the Company under this Agreement, including the remuneration, compensation and other consideration inuring to his benefit hereunder, as well as introductions to, personal experience with, training in and knowledge of the Company and its Affiliates, the industries in which they engage, and third parties with whom they conduct business. Accordingly, in consideration of the foregoing, and to induce the Company to employ and continue to employ the Executive hereunder and to provide such benefits to the Executive, in each case subject to the terms and conditions of this Agreement and the applicable employment policies of the Company and its Affiliates, the Executive agrees that he will not during the period (the "Non-Competition Period") beginning on the Commencement Date and ending on the
 ----------------------
later to occur of (x) the last day of the Severance Period, if applicable, and
(y) the first (1st) anniversary of the effective date of the termination of the Executive's employment with the Company and its Affiliates for any reason:

                 (i) in any city or county in any state or province of the United States, Canada or Mexico where the Company or any of its Affiliates conducts business during the Non-Competition Period, directly or indirectly engage or participate in any Competing Business (as defined in Section 35(b) below) (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner, or capacity, including by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business;

                (ii) deal, directly or indirectly, with any customers, vendors, agents or contractors doing business with the Company or any of its Affiliates, or with any officer, director, employee of the Company or any of its Affiliates, in each case in any manner that is or could reasonably be expected to be competitive with the Company or any of its Affiliates;

               (iii) take any action to solicit, encourage or induce any customer, vendor, agent or contractor doing business with the Company or any of its Affiliates, or any officer, director, employee or agent of the Company or any of its Affiliates:

                        (A) to terminate or alter in any manner adverse to the Company and its Affiliates his, her or its business, commercial, employment, agency or other relationship with the Company or such Affiliate (including any action to do business or attempt to do business with, or to hire, retain, engage or employ or attempt to hire, retain, engage or employ, any customer, vendor, agent or contractor, or any officer, director or employee, of the Company or any of its Affiliates);

                        (B) to become a customer, vendor, agent or contractor, or an officer, director or employee, of the Employee, the Employee's Affiliates or any other Person; or

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                       (C)  to engage in any Competitive Business; or

               (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its Affiliates or any trade name used by any of them;

provided, however, that nothing contained in this Section 35 shall be deemed or
--------  -------
interpreted to prohibit or restrict the Executive during the Non-Competition Period from engaging in the practice of law, whether alone or as a member, shareholder, partner, associate or counsel to a firm, so long as the Executive does not represent, or provide legal advice to or for the benefit of, any client regarding any matter with respect to which the Company or any of its Affiliates is (or potentially is) an adverse party. Ownership by the Executive for investment purposes only of less than 2% of the outstanding shares of capital stock or class of debt securities of any Person with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The covenant contained in this Section 10 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

        (b) As used herein, the term "Competing Business" means any
                                      ------------------
transportation or other business that the Company or any of its Affiliates has engaged in at any time during the Employment Period in any city or county in any state or province of the United States, Canada or Mexico, including any such business directly or indirectly engaged in providing any of the following:

                 (i) intermodal marketing or rail or intermodal brokerage services (whether in connection with domestic or international shipments or customers), car fleet management services, and railcar brokerage and management services;

                (ii) highway brokerage services, including full trailer load, less than trailer load, trailer fleet management and depot operations services;

               (iii) international freight transportation services, including ocean forwarding, custom house brokerage, ocean carrier services (including NVOCC operations), import/export air forwarding services, and special project services;

                (iv) specialized transport and cartage services, including heavy, oversized, and other specialized flatbed trucking services, dry van trucking services, port and rail depot cartage services (whether in connection with domestic or international shipments or customers), and local and regional trucking services (including full truckload and less-than-truckload motor carrier services);

                 (v) freight consolidation and handling services, including third party warehouse, cross dock, consolidation, deconsolidation and distribution services;

                (vi) comprehensive transportation management programs and services to third party customers, including supply chain and traffic management services, carrier rate and contract management services, logistics optimization planning, and vendor bid optimization;

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               (vii)   railroad signal project management;

              (viii) intermodal rail equipment (including double-stack rail car, container and chassis) supply and management services, including stacktrain transportation services; and

                (ix) any other transportation or other business that the Company or any of its Affiliates has engaged in at any time during the Employment Period in any city or county in any state or province of the United States, Canada or Mexico.

     Section 36. Inventions Assignment. During the Employment Period, the
                 ---------------------
Executive shall promptly disclose, grant and assign to the Company for its and its Affiliates' sole use and benefit any and all inventions, improvements, technical information and suggestions reasonably relating to the business of the Company and its Affiliates (collectively, the "Inventions") that the Executive
                                               ----------
may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection with the previous sentence, the Executive shall, at the expense of the Company, including a reasonable payment based on the Executive's last per diem earnings with the Company for the time involved if (a) the Executive is not then in the Company's employ, or (b) if the Executive is not then receiving severance payments pursuant to Section 33(b) above, or (c) if the Executive has not otherwise received one or more severance payments with respect to such period (whether on a lump sum, pre-paid, or accelerated basis or otherwise), (i) promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (ii) render such reasonable assistance to the Company as may be required in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences or infringements that may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which the Company may be involved relating to the Inventions. The covenant contained in this Section 11 shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

     Section 37. Assistance in Litigation. At the request and expense of the
                 ------------------------
Company (including a reasonable payment, based on the Executive's last per diem earnings, for the time involved if (a) the Executive is not then in the Company's employ, or (b) if the Executive is not then receiving severance payments from the Company pursuant to Section 33(b)(ii), or (c) if the Executive has not otherwise received one or more severance payments from the Company with respect to such period (whether on a lump sum, pre-paid or accelerated basis or otherwise)) and upon reasonable notice, the Executive shall, at all times during and after the Employment Period, furnish such information and assistance to each of the Company and its Affiliates as the Company may reasonably require in connection with any issue, claim or litigation in which the Company or any of its Affiliates may be involved. If such a request for assistance occurs after the expiration of the Employment Period, then the Executive will only be required to render such assistance to the Company and its Affiliates to the extent that the Executive can do so without materially adversely affecting the Executive's other business obligations. The covenant contained in this Section 12

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shall survive the termination or expiration of the Employment Period and any termination of this Agreement.

     Section 38. Expenses; Taxes. Each party hereto shall bear his or its own
                 ---------------
expenses incurred in connection with this Agreement (including legal, accounting and any other third party fees, costs and expenses incurred by such party). All remuneration, compensation and other consideration payable by the Company or any of its Affiliates hereunder to or for the benefit of the Executive or his heirs, representatives, or estate shall be made and provided net of any and all applicable withholding, F.I.C.A., employment and other similar federal, state and local taxes and contributions required by law to be withheld by the Company or any such Affiliate.

     Section 39. Representation. The Executive hereby represents and warrants to
                 --------------
the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, and (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, noncompetition agreement, confidentiality agreement or similar agreement with any other Person (except for those confidentiality obligations arising under the professional and ethical obligations applicable to the Executive in those states in which he is admitted to practice law and under those partnership agreements with prior firms to which the Executive was party, none of which will be violated by the Executive's execution of and performance of his obligations under this Agreement).

     Section 40. Entire Agreement; Amendment and Waiver. This Agreement contains
                 --------------------------------------
the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between the Executive and the Company or any predecessor of the Company, or any of their respective Affiliates, with respect to the subject matter hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights or remedies arising by virtue of any such prior or subsequent occurrence.

     Section 41. Notices.
                 -------

          (a) All notices or other communications pursuant to or contemplated by this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)   if to the Company, to it:

                                    c/o Pacer International, Inc.
                                    One Concord Center
                                    2300 Clayton Road, Suite 1200
                                    Concord, California 94520

                       Attention: Chief Financial Officer
                       Telephone No.: (925) 887-1400
                       Facsimile No.: (925) 887-1565

                 (ii) if to the Executive, to him at his last known address contained in the records of the Company.

       (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day where sent, or if sent on other than a business day where sent, on the next business day where sent after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day where sent following dispatch, and (iv) in the case of mailing, on the third business day where sent next following such mailing. In this Agreement, the term "business day" means, as to any location,
                                      ------------
any day that is not a Saturday, a Sunday or a day on which banking institutions in such location are authorized or required to be closed.

     Section 42. Severability. It is the desire and intent of the parties that
                 ------------
the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be so modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the legality, binding effect and
           --------  -------
enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provision in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 43. Remedies. The Executive acknowledges and agrees that the
                 --------
provisions of this Agreement (including Section 34, Section 35, Section 36, and
Section 37) are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of any provision of this Agreement (including Section 34, Section 35, Section 36, and Section 37) would cause the Company irreparable harm. The Executive further acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants contained in this Agreement (including Section 34, Section 35, Section 36, and Section 37), the Company shall be entitled to immediate relief enjoining the same in any court or before any judicial body having jurisdiction over such a claim. All rights and remedies provided for in this Agreement are cumulative, are in addition to any other rights and remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude the exercise or pursuit of any other right or remedy.

     Section 44. Benefits of Agreement; Assignment. The terms and provisions of
                 ---------------------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to any Affiliate of the Company or to any Person succeeding to all or any substantial portion of their respective businesses. Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors, permitted assigns, representatives, heirs and estates, as applicable.

     Section 45. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
                 -------------
IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA TO BE APPLIED.

     Section 46. Jury Trial Waiver. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL
                 -----------------
BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED TO THE SUBJECT MATTER HEREOF.

                                     INITIAL: __________________________________

     Section 47. Jurisdiction and Venue; Service of Process.
     ----------  ------------------------------------------

        (a) The parties hereto agree that all disputes among them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement shall be resolved exclusively by state or federal courts located in the city of Jacksonville, Florida, and any appellate court from any thereof, or by an arbitrator located in Jacksonville, Florida, in such cases where they have expressly agreed to binding arbitration.

        (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and his, her or its property, to the exclusive jurisdiction of any Florida state court or federal court of the United States of America sitting in Jacksonville, Florida, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such Florida state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any Florida state or federal court of the United States of America sitting in Jacksonville, Florida. Each of the parties hereto hereby irrevocably waives, to the fullest extent he, she or it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

        (d) Each of the parties hereto hereby agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

     Section 48. Independence of Covenants and Representations and Warranties.
                 ------------------------------------------------------------
All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

     Section 49. Interpretation and Construction; Defined Terms.
                 ----------------------------------------------

        (a) The term "Agreement" means this Employment Agreement and any and all
                     ----------
schedules, annexes and exhibits that may be attached hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the word "including" means "including, without limitation." The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter," and other words of similar import refer to this Agreement as a whole, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in, or any schedule, annex or exhibit that may be attached to, this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses, schedules, annexes and exhibits mean such provisions of this Agreement and the schedules, annexes and exhibits that may be attached to this Agreement, except where otherwise stated. The title of and the article, section, paragraph, schedule, annex and exhibit headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless otherwise provided herein, the measure of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, except that, if no corresponding date exists, the measure shall be the next day of the following month or year (e.g.,
                                                                          ----
one month following February 8 is March 8, and one month following March 31 is May 1).

        (b) The term "Affiliate" means, with respect to any Person, any other
                      ---------
Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person, where "control" means the possession, directly
                                        -------
or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        (c) The term "GAAP" means generally accepted accounting principles in
                      ----
the United States, as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

        (d) The term "Person" shall be construed as broadly as possible and
                      ------
shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, and any other entity, including a governmental entity such as a domestic or foreign government or political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, executive, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

     Section 50. Counterparts and Facsimile Execution. This Agreement may be
                 -------------------------------------
executed in two or more counterparts, and each such counterpart shall be an original instrument, but all such counterparts taken together shall be considered one and the same agreement, effective when one or more counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any signed counterpart delivered by facsimile shall be deemed for all purposes to constitute such party's good and valid execution and delivery of this Agreement.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement effective as of the date first written above.

                                                     THE COMPANY:
                                                     -----------

                                                     PACER INTERNATIONAL, INC.


                                                     By:_______________________
                                                     Name:
                                                     Title:


                                                     THE EXECUTIVE:
                                                     -------------


_____________________________
Michael F. Killea